
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of Energen Corporation for the year ended
September 30,1995, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000277595
<NAME> ENERGEN CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               SEP-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                 459,084
<TOTAL-OPERATING-REVENUES>                     321,204
<NET-INCOME>                                    19,308

